Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Greenidge Generation Holdings, Inc.

Dresden, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated April 19, 2021, with respect to the consolidated financial statements of Greenidge Generation Holdings, LLC (the “Report”), included in Greenidge Generation Holdings, LLC’s Annual Report for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

ArmaninoLLP
Dallas, Texas

June 24, 2021